United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

Filed by the Registrant ☑

File by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☑	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

COMMUNITY WEST BANCSHARES
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the file fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

445 Pine Avenue Goleta, CA 93117-3709 (805) 692-5821 www.communitywest.com

April 9, 2018

To Our Shareholders:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders (Meeting) of Community West Bancshares that will be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, on Thursday, May 24, 2018, at 6:30 P.M. local time.  There will be refreshments at 5:30 P.M. with the business meeting starting promptly at 6:30 P.M.  Please keep in mind that the Club rules prohibit wearing any denim (jeans, skirts, vests, etc.) on its premises.  I again look forward to greeting as many of our shareholders as possible.

As set forth in the attached Proxy Statement, the Meeting will be held to consider the election of Directors, and to consider ratifying the selection of RSM US LLP as the Company’s independent auditors and to transact any other business that may properly come before the Meeting.

We will also review operating results for the past year and the progress of Community West Bancshares, and its wholly-owned subsidiary, Community West Bank, and present an opportunity to ask questions of general interest to shareholders.

Your vote is important.  Whether or not you attend the Meeting in person, I urge you to promptly vote your Proxy by signing and dating the enclosed Proxy card and returning it in the accompanying postage-paid envelope.  If you decide to attend the Meeting and vote in person, you will, of course, have that opportunity.

Thank you for your continued support of Community West Bancshares and, again, I look forward to seeing you at the Annual Meeting on Thursday, May 24, 2018.

Very truly yours,
William R. Peeples
Chairman of the Board of Directors

COMMUNITY WEST BANCSHARES
445 Pine Avenue
Goleta, California 93117-3709
Telephone: (805) 692-5821

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2018

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Shareholders (Meeting) of Community West Bancshares (Company) will be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, on Thursday, May 24, 2018, at 6:30 P.M. local time, for the purpose of considering and voting on the following matters:

1.         Election of Directors.  To elect ten persons to the Board of Directors of the Company (Board) to serve until the 2019 Annual Meeting of Shareholders and until their successors are elected and have qualified.  The following persons are the Board of Directors’ nominees:

Robert H. Bartlein	James W. Lokey
Jean W. Blois	Shereef Moharram
Dana L. Boutain	William R. Peeples
Tom L. Dobyns	Martin E. Plourd
John D. Illgen	Kirk B. Stovesand

2.         Ratification of the Independent Auditors.  To ratify the selection of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018.

3.         Other Business.  To transact such other business as may properly come before the Meeting and any adjournment thereof, including, without limitation, to approve an adjournment(s) of the Meeting, if necessary, to solicit additional proxies for the ten nominees for election.

The Proxy Statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting and shareholders are encouraged to read it in its entirety.

The Board has fixed the close of business on March 29, 2018 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board.  All proposals set forth above are proposals of the Company.  It is expected that these materials will be mailed to shareholders on or about April 9, 2018.

The Bylaws of the Company provide for the nomination of Directors in the following manner:

“Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation no more than sixty (60) days prior to any meeting of shareholders called for the election of directors and no more than ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.4 of these Bylaws; provided, however, that if ten (10) days notice of such meeting is sent to shareholders, such notice of intention to nominate must be received by the president of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting.  Such notification shall contain the following information to the extent known to the notifying shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged a bankrupt.  The notice shall be signed by the nominating shareholder and by the nominee.  Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.  The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.  A copy of the preceding paragraph shall be set forth in the notice to shareholders of any meeting at which directors are to be elected.”

Since important matters are to be considered at the Meeting, it is very important that each shareholder vote.

We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Meeting in person.  The enclosed proxy is solicited by the Board.  Any shareholder who executes and delivers such a proxy has the right to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by submitting prior to the Meeting a properly executed proxy bearing a later date or by being present at the Meeting and electing to vote in person by advising the Chairman of the Meeting of such election.

Please indicate on the proxy whether or not you expect to attend the Meeting so that the Company can arrange for adequate accommodations.

By Order of the Board of Directors,

John D. Illgen, Secretary
Dated: April 9, 2018
Goleta, California

PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Proxy Materials described herein and the 2017 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available upon request to: Susan C. Thompson, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (800) 569-2100, e-mail: sthompson@communitywestbank.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2018

This proxy statement, the proxy card, the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and directions to the location of the Annual Meeting, are available on the Company’s website at www.communitywest.com.

COMMUNITY WEST BANCSHARES
445 Pine Avenue
Goleta, California 93117-3709

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2018

SOLICITATION AND VOTING OF PROXIES

Community West Bancshares (Company or CWBC) is furnishing this Proxy Statement to its shareholders in connection with the solicitation by the Board of Directors (Board) of proxies in connection with the Annual Meeting of Shareholders (Meeting), to be held on Thursday, May 24, 2018 at 6:30 P.M. local time at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, and at any and all adjournments and postponements thereof.  The designated proxyholders (Proxyholders) are members of the Company’s management.  Only shareholders of record on March 29, 2018 (Record Date) are entitled to notice of, and to vote in person or by proxy at, the Meeting or any adjournment or postponement thereof.  This Proxy Statement and the enclosed proxy card (Proxy) first will be mailed to shareholders on or about April 9, 2018.  The Company’s Annual Report to Shareholders and the Annual Report on Form 10-K, including consolidated financial statements for the year ended December 31, 2017, accompany this Proxy Statement.

Regardless of the number of shares of no par value common stock of the Company (Common Stock) owned, it is important that the holders of a majority of shares be represented by proxy or be present in person at the Meeting.  Shareholders are requested to vote by completing the enclosed Proxy indicating their vote in the space provided and returning it signed and dated in the enclosed postage-paid envelope.  Proxies solicited by the Board will be voted in accordance with the directions given therein.  Where no instructions are indicated, signed Proxies will be voted “AUTHORITY GIVEN” for all ten nominees in the election of the Directors named in this Proxy Statement; and, “FOR” ratification of RSM US LLP (RSM) (formerly McGladrey LLP) as the Company’s independent auditors for the fiscal year ending December 31, 2018.  If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of the Board.

Other than the matters set forth on the attached Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Meeting.  Execution of a Proxy, however, confers to each of Jonathan Apilado and James Gray, as the designated Proxyholders, discretionary authority to vote the shares in accordance with the recommendations of the Board on such other business, if any, which may properly come before the Meeting and at any adjournments or postponements thereof, including whether or not to adjourn the Meeting.  In addition, the Proxy being solicited confers, and the holders of each Proxy will have, discretionary authority to vote with respect to any matter if the Company did not have notice of such matter by February 24, 2018, which is at least 45 days before the anniversary date on which the Company first mailed its proxy materials for the then-prior year’s Annual Meeting of Shareholders.

You may revoke your Proxy at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.  However, if you are a shareholder whose shares are not registered in your own name, you will need to provide appropriate documentation from the record holder to vote personally at the Meeting.

The following matters will be considered and voted upon at the Meeting:

1.         Election of Directors. To elect the following ten persons to the Board of Directors of the Company to serve until the 2019 Annual Meeting of Shareholders and until their successors are elected and have qualified.

Robert H. Bartlein	James W. Lokey
Jean W. Blois	Shereef Moharram
Dana L. Boutain	William R. Peeples
Tom L. Dobyns	Martin E. Plourd
John D. Illgen	Kirk B. Stovesand

2.         Ratification of the Company’s Independent Auditors.  To ratify the appointment of RSM as the Company’s independent auditors for the fiscal year ending December 31, 2018.

3.         Other Business.  To transact such other business as may properly come before the Meeting and any adjournment thereof, including, without limitation, approving an adjournment(s) of the Meeting, if necessary, to solicit additional proxies for the ten nominees for election.

This solicitation of proxies is being made by the Board.  The expense of solicitation of proxies for the Meeting will be borne by the Company.  It is anticipated that proxies will be solicited primarily through the use of the mail.  Proxies may also be solicited personally or by telephone by Directors, officers and employees of the Company, and its wholly-owned subsidiary, Community West Bank (CWB or Bank), without additional compensation therefor.  The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, that are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.  The total estimated cost of the solicitation is $33,000.

VOTING SECURITIES

The securities that may be voted at the Meeting consist of shares of Common Stock.  The close of business on March 29, 2018 has been fixed by the Board as the date (Record Date) for the determination of shareholders of record entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.  The total number of shares of Common Stock outstanding as of the Record Date was 8,216,164 shares.  Each shareholder is entitled to one vote, in person or by proxy, for each share held as of the Record Date, except that in the election of Directors, each shareholder has the right to cumulate votes provided that the candidates’ names have been properly placed in nomination prior to commencement of voting and a shareholder has given notice of their intention to cumulate votes prior to commencement of voting.  Cumulative voting entitles a shareholder to give one candidate a number of votes equal to the number of Directors to be elected, multiplied by the number of shares of Common Stock held by that shareholder, or to distribute such votes among as many candidates as the shareholder deems fit.  The candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected.

Of the shares of Common Stock issued and outstanding as of the Record Date, 1,670,447 (20.33%) shares were beneficially owned by Directors and executive officers of the Company.  Such persons have informed the Company that they will vote “AUTHORITY GIVEN” for all ten nominees in the election of Directors; and “FOR” ratification of the selection of RSM as the Company’s independent auditors for the fiscal year ending December 31, 2018.  Under California law and the Company’s Bylaws, a quorum consists of the presence in person or by proxy of a majority of the shares entitled to vote at the Meeting, and a matter (other than the election of Directors) voted on by shareholders will be approved if it receives the vote of a majority of the shares both present and voting, which shares also constitute a majority of the required quorum, unless the vote of a greater number of shares is required.  Abstentions and broker non-votes will be included in the number of shares present at the Meeting and entitled to vote for the purpose of determining the presence of a quorum.

If your shares are held in "street name" by a brokerage firm, you will need to follow the directions your brokerage firm provides to you to properly vote your shares.  Under the current rules of the New York Stock Exchange (NYSE), if you do not give instructions to your brokerage firm at least ten days before the Meeting, you still will be able to vote your shares with respect to certain "routine" matters, but you will not be allowed to vote your shares with respect to certain "non-routine" matters.  For example, the ratification of RSM as the Company's independent auditors (Proposal 2) is considered to be a routine matter under the NYSE rules and your brokerage firm will be able to vote on this proposal if it does not receive instructions from you, so long as it holds your shares in its name.  However, the election of Directors (Proposal 1), is a non-routine matter.  Accordingly, if you do not instruct your broker how to vote with respect to Proposals 1, your broker may not vote with respect to that proposal and those votes will be counted as "broker non-votes."  "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.  Assuming that a quorum is present at the Meeting, the following table sets forth the required vote to approve each matter to be considered and voted upon at the Meeting and the effect of “Withhold” votes, abstentions and broker non-votes.

Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal 1 – Election of Directors	The candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected.	Broker non-votes will have no effect on the voting for the election of Directors.
Proposal 2 – Ratification of the Company’s Independent Auditors
Affirmative vote of a majority of the shares represented and voting at the Meeting either in person or by proxy on this proposal, with affirmative votes constituting at least a majority of the required quorum.

Abstentions will have no effect unless there are insufficient votes in favor of the proposal, such that the affirmative votes constitute less than a majority of the required quorum.  In such case, abstentions will have the same effect as a vote against the proposal.  Broker non-votes will not be counted as votes and will have no effect on the voting of this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of the Company’s outstanding Common Stock: (i) by persons (other than depositories) known to the Company to own more than 5% of the Company’s outstanding Common Stock; (ii) by each of the Company’s Directors or nominees; (iii) by each of the Named Executive Officers (as hereinafter defined); and (iv) by all current Directors and executive officers as a group.  Management is not aware of any change in control of the Company that has occurred since January 1, 2017, or any arrangement that may, at a subsequent date, result in a change in control of the Company.

On December 19, 2008, in connection with the Company’s then participation in the TARP-CPP, the Company issued to the Treasury a warrant to purchase up to 521,158 shares of Common Stock at an exercise price of $4.49 per share.  The Warrant is immediately exercisable and has a 10-year term.  On June 6, 2013, the warrant was sold in an auction to a private investor, Wellington Management Company, LLP, and such potential shares are included in the following beneficial ownership table.

Except as indicated, the address of each of the persons listed below is c/o Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117.

Name and Title	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares Subject to Vested Stock Options (2)	Number of Shares Subject to Vested Warrants (6)	Percent of Class Beneficially Owned (1) (2)
Robert H. Bartlein, Director, Chairman of the Board, CWB	555,134	15,000	-	6.93%
Jean W. Blois, Director	61,964	25,000	-	1.06%
Dana L. Boutain, Director	200	5,000	-	*
Tom L. Dobyns, Director	2,500	5,000	-	*
Maureen C. Clark, Executive Vice President, Chief Operating Officer and Chief Information Officer	-	4,000	-	*
William F. Filippin, Executive Vice President and Chief Banking Officer, CWB	8,311	8,800	-	*
John D. Illgen, Director	36,091	25,000	-	0.74%
Investors of America, Limited Partnership (3)	568,696	-	-	6.92%
James W. Lokey, Director	10,614	5,000	-	*
Shereef Moharram, Director	14,425	15,000	-	*
William R. Peeples, Director, Chairman of the Board, CWBC	857,618	15,000	-	10.60%
Martin E. Plourd, Director, President and Chief Executive Officer, CWBC and CWB	52,000	65,000	-	1.41%
Kristine D. Price, Executive Vice President and Chief Credit Officer, CWB	10,000	27,318	-	*
Stieven Capital Advisors, L.P. (4)	508,235	-	-	6.19%
Kirk B. Stovesand, Director	49,590	25,000	-	0.91%
Susan C Thompson, Executive Vice President, Chief Financial Officer, CWBC and CWB	12,000	14,200	-	*
Philip J. Timyan (5)	436,780	-	-	5.32%
Wellington Management Company, LLP (6)	31,290	-	521,158	6.32%
All Directors and Executive Officers as a Group (14 in number)	1,670,447	254,318	-	22.72%
*	Less than 0.50%

(1)        Includes shares beneficially owned, directly and indirectly, together with associates, except for shares subject to vested stock options, shares issuable upon conversion of the Debentures and outstanding warrants.  Also includes shares held as trustee and held by or as custodian for minor children.  Unless otherwise noted, all shares are held as community property under California law or with sole investment and voting power.

(2)        Shares subject to options held by Directors or executive officers that are exercisable within 60 days after the Record Date (vested) are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person and the percent of class owned by all Directors and executive officers as a group, but not for the purpose of computing the percent of class owned by any other person.

(3)        Address is: 135 North Meramec, Clayton, MO 63105.  These securities are owned by Investors of America, Limited Partnership and may be deemed to be indirectly owned by First Banks, Inc.  Members of the Dierberg Family and the Dierberg Family Trusts are shareholders of First Securities America, Inc., the General Partner of Investors of America, Limited Partnership, and First Banks, Inc.  First Banks, Inc. disclaims beneficial ownership of these securities.

(4)        Address is: 12412 Powerscourt Drive, Suite 250, St. Louis, MO 63131.  Pursuant to the Schedule 13G/A filed with the Securities and Exchange Commission (SEC) on February 2, 2018, the following parties share voting and dispositive power with respect to all of the shares:  Stieven Capital Advisors, L.P. and Joseph A. Stieven.  In addition, Stieven Financial Investors, L.P. shares voting and dispositive power with respect to 425,724 of the shares reported, and Stieven Financial Offshore Investors, Ltd. shares voting and dispositive power with respect to 82,511 of the shares reported.

(5)        Address is:  4324 Central Avenue, Western Springs, Illinois 60558.  Excludes 4,000 shares held by Mr. Timyan’s spouse, Anna S. Belyaev, of which Mr. Timyan disclaims beneficial ownership.  Information is pursuant to the most recent Schedule 13D filed by Mr. Timyan with the SEC on April 18, 2017.

(6)        Wellington Management Company, LLP’s has potential shares that are the Warrants purchased on June 6, 2013 from the Treasury.  Such shares are treated as issued and outstanding for the purpose of computing the percent of the class owned by such Company.  Address is: 280 Congress Street, Boston, MA 02210.  Information is pursuant to most recent Schedule 13G filed with the SEC on February 8, 2018.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Executive Officers

The Company's Bylaws provide that the authorized number of Directors will be not less than six nor more than eleven, with the exact number of Directors to be fixed from time to time by resolution of a majority of the Board or by resolution of the shareholders.  The Board of Directors last fixed the authorized number on July 27, 2017 at ten.

At the Meeting, ten persons will be elected to serve as Directors of the Company until the 2019 Annual Meeting and until their successors are elected and have qualified.  The ten persons named below are all currently Directors of the Company and have been nominated by the Board for re-election.  A Proxy that is submitted to the Company with the instruction “AUTHORITY GIVEN” or submitted without instructions will be voted in such a way as to effect the election of all ten nominees, or as many thereof as possible.  In the event that any of the nominees should be unable to serve as a Director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as will be designated by the Board.  Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board, if elected.  The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.  Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.  This Bylaw provision is designed to give the Board advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

None of the Directors or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the Directors and executive officers of the Company, acting within their capacities as such.  The Company knows of no family relationships between the Directors and executive officers of the Company, nor do any of the Directors or executive officers of the Company serve as Directors of any other company which has a class of securities registered under, or which is subject to the periodic reporting requirements of the Exchange Act or any investment company registered under the Investment Company Act of 1940.

Pursuant to NASDAQ Stock Market LLC (NASDAQ) Listing Rules, the Board has made an affirmative determination that the following members of the Board are “independent” within the meaning of such rules: Robert H. Bartlein, Jean W. Blois, Dana Boutain, Tom L. Dobyns, John D. Illgen, James W. Lokey, Shereef Moharram, William R. Peeples and Kirk B. Stovesand.  As such, pursuant to NASDAQ Listing Rules and Rule 10A-3 of the Securities Exchange Act of 1934 (Exchange Act), a majority of the members of the Board and all the members of the Audit Committee are “independent” as so defined.

The following persons have been nominated for election by the Board:

Robert H. Bartlein	James W. Lokey
Jean W. Blois	Shereef Moharram
John D. Illgen	William R. Peeples
Dana L. Boutain	Martin E. Plourd
Tom L. Dobyns	Kirk B. Stovesand

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” FOR ALL TEN NOMINEES IN THE ELECTION OF DIRECTORS.

Information about the Nominees

Robert H. Bartlein (Age 70)

Mr. Bartlein has been a member of the Board of CWBC since its inception in 1997 and a founder and Director of CWB since 1989.  Mr. Bartlein serves on CWBC’s Nominating and Corporate Governance Committee and is Chairman of the Board of CWB, Chairman of CWB’s Loan Committee and a member of CWB’s Executive, Legal, Compensation and Management Succession Committees.  He is President and CEO of Bartlein & Company, Inc., founded in 1969, which is a property management company with three California offices.  He is a graduate of the University of Wisconsin – Madison, with a degree in Finance, Investments and Banking, and did post-graduate study at the University of Wisconsin - Milwaukee.  Mr. Bartlein is past President and Director of the American Lung Association of Santa Barbara and Ventura Counties.

Jean W. Blois (Age 90)

Mrs. Blois has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  She is Chairman of CWB’s Compensation Committee and a member of CWB’s Asset/Liability Committee.  She co-founded Blois Construction, Inc. and served in a financial capacity before retirement.  She formed her own consulting firm, Jean to the Rescue.  Mrs. Blois graduated with a BS from the Haas School of Business at the University of California, Berkeley.  She served as a Trustee of the Goleta Union School District for 13 years, a Director of the Goleta Water District for 10 years and a council member for the City of Goleta for 6 years, including terms in 2005 and 2007 as Goleta Mayor.

Dana L. Boutain (Age 53)

Mrs. Boutain was named to the Boards of CWBC and CWB in July 2017, and is a member of CWBC’s Audit Committee. Mrs. Boutain is the managing director in the Oxnard office of CBIZ MHM, LLC. She assists clients with complex tax planning, from transaction structuring to multistate filing to taxation for international operations and subsidiaries.  Mrs. Boutain channels her passion for taxation into identifying opportunities for her clients to reduce their tax liabilities and meet their reporting requirements.  In addition to her tax work, Mrs. Boutain also performs attest services, including compilations and reviews of financial statements.  She has been in the industry for more than 30 years. Ms. Boutain is a Certified Public Accountant and holds a B.S. – Business Administration degree from the California State University – Bakersfield and holds a M.S. – Taxation degree from Golden Gate University.

Tom L. Dobyns (Age 65)

Mr. Dobyns was named to the Boards of CWBC and CWB in July 2017, and is a member of CWBC’s Audit Committee and CWB’s Compensation Committee.  Mr. Dobyns has more than 42 years of bank management experience, including as Chief Executive Officer of Mission Community Bank (2011-2014); President and Chief Executive Officer of American Security Bank (2009-2011); President of the Retail Banking Group of Fullerton Community Bank (2004-2007); Executive Vice President of First Interstate Bank (1981-1996), and a past member of the Board of Directors of the California Bankers Association.  He currently has his own consulting company that assists both banks and non-banks in leadership and executive coaching.  He is a keynote speaker for organizations across the United States and abroad.  Mr. Dobyns resides in Pismo Beach, CA and serves on several community-based non-profits, including Court Appointed Special Advocates (CASA) and The Barnabas Group.

John D. Illgen (Age 73)

Mr. Illgen has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  He is Secretary of the Board of CWBC and a member of CWBC’s Nominating and Corporate Governance and Audit Committees and Chairman of CWB’s Asset/Liability Committee and a member of CWB’s Compensation Committee.  Mr. Illgen was Sector Director and Vice President for Modeling and Simulation with Northrop Grumman Information Systems until January 2018.  He was Founder (1988), President and Chairman of Illgen Simulation Technologies, Inc. until its merger with Northrop Grumman Corporation in December 2003.  Mr. Illgen is Chairman Emeritus of the Board of Directors of the National Defense Industrial Association and appeared on television with the late General (Ret) Alexander Haig on “21st World Business Review” as an industry expert in information systems, modeling and simulation and other technologies.  Mr. Illgen is on the Advisory Board of the Santa Barbara Scholarship Foundation and is a Past President of Goleta Rotary Club.  In 2012, Mr. Illgen received the International award, “Modern Day Technology Leader” from the BEYA for his contributions to the Modeling and Simulation domain.

James W. Lokey (Age 70)

Mr. Lokey has been a member of the Board of CWBC and CWB since June 2015.  He is a member of CWBC’s Audit Committee and CWB’s Loan Committee.  Mr. Lokey has more than 42 years of bank management experience including as Chairman of the Board and Chief Executive Officer of Mission Community Bancorp (2010-2014); President of Rabobank, N.A. (2007-2009); President and Chief Executive Officer of Mid-State Bank & Trust (2000-2007); President and Chief Executive Officer of Downey Savings (1997-1998); Executive Vice President of First Interstate Bank/Wells Fargo Bank (1973-1996) and Past Chairman of the California Bankers Association.  He has significant ties in the communities of the Central Coast, including serving as a member of the President’s Cabinet at Cal Poly State University in San Luis Obispo; a Director of Cal Poly Corporation and Chairman of its investment committee; and, Director of French Hospital Medical Center. Since retiring in 2014, Mr. Lokey has been active as a consultant and featured speaker regarding director education, enterprise risk management and mergers and acquisitions.

Shereef Moharram (Age 46)

Mr. Moharram was named to the Boards of CWBC and CWB in December 2011, and is a member of CWB’s Asset/Liability Committee.  Mr. Moharram is a partner with the law firm Price Postel & Parma LLP in Santa Barbara, where he specializes in real estate law.  Mr. Moharram holds a BA in English Literature from the University of California, Santa Barbara, and a JD from the UCLA School of Law.

William R. Peeples (Age 75)

Mr. Peeples is Chairman of the Board of CWBC and a founder and Director of CWB since 1989.  Mr. Peeples is Chairman of CWBC’s Nominating and Corporate Governance Committee and serves on CWB’s Executive, Compensation and Management Succession Committees.  Mr. Peeples served in various executive capacities, including as President and Chief Financial Officer of Inamed Corporation from 1985 to 1987.  He also was a founder and Chief Financial Officer of Nusil Corporation and Imulok Corporation from 1980 to 1985.  Mr. Peeples has been active as a private investor and currently serves as Managing General Partner of two real estate partnerships.  Mr. Peeples holds a BBA from the University of Wisconsin – Whitewater, and an MBA from Golden Gate University, Air Force on-base program.

Martin E. Plourd (Age 60)

Mr. Plourd has been President, Chief Executive Officer and a member of the Board of CWB since November 2, 2011 and President, Chief Executive Officer and member of the Board of CWBC since March 2012.  Mr. Plourd serves on CWB’s Loan, Asset/Liability and Management Succession Committees and is a member of the Management Disclosure Committee.  He has been in banking for over 35 years and has been a bank executive for over 20 years.  From July 2009 to October 2011, he worked as a private consultant with banks on engagements concerning strategic planning, acquisitions and compliance issues.  From July 2005 to July 2009, Mr. Plourd served first as Chief Operating Officer and then as President and Director of Temecula Valley Bank.  Prior to that, he spent 18 years with Rabobank/Valley Independent Bank in El Centro, including his last position as Executive Vice President and Community Banking Officer.  Mr. Plourd is a board member of the California Bankers Association and Goleta Chamber of Commerce, an Advisory board member for the College of Agriculture at California State Polytechnic University, Pomona (Cal Poly) and is a member of the Goleta Rotary Club.  Mr. Plourd is a graduate of Stonier Graduate School of Banking and Cal Poly.

Kirk B. Stovesand (Age 55)

Mr. Stovesand has been a member of the Board of CWBC and CWB since May 2003.  Mr. Stovesand is Chairman of CWBC’s Audit Committee and serves on CWB’s Asset/Liability and Loan Committees and is Secretary of CWB’s Board.  He is a partner of Walpole & Co., founded in 1974, which is a Certified Public Accounting and Consulting firm.  Mr. Stovesand has served on the boards of both for-profit and not-for-profit organizations. He is a graduate of the University of California Santa Barbara with a degree in Business Economics.  Mr. Stovesand received a Masters Degree in Taxation from Golden Gate University and a Master Certificate in Global Business Management from George Washington University.  He is a Certified Financial Planner, certified in mergers and acquisitions, and a member of the American Institute of Certified Public Accountants.

Executive Officers (not members of the Board)

The following sets forth, as of the Record Date, the names and certain other information concerning current executive officers of the Company, other than for Martin E. Plourd, who is a current director and nominee.

Maureen C. Clark (Age 58)

Ms. Clark, Executive Vice President, Chief Operating Officer and Chief Information Officer, has been with the Company since September 26, 2016.  She served as Senior Associate Consultant with RLR Management Consulting from January 2015 to July 2016, working primarily with bank system conversions.  Ms. Clark served as Executive Vice President, Chief Technology Officer from October 2012 to January 2014 for First National Bank, Santa Fe, NM; as Interim Chief Information Officer from March 2012 to August 2012 for Gateway Business Bank, Cerritos, CA; and, as Executive Vice President and Chief Operating Officer for Opportunity Bancshares, Richardson, TX, from October 2009 to May 2012.

William F. Filippin (Age 54)

Mr. Filippin, Executive Vice President and Chief Banking Officer, has been with the Company since June 1, 2015.  Prior to joining the Company, Mr. Filippin served with Heritage Oaks Bank (and Mission Community Bank until it was merged into Heritage Oaks Bank in February 2014) as Market Area President from March 2012 to May 2015; Executive Vice President and Chief Credit Officer from August 2010 to March 2012; and, Senior Vice President and Credit Administrator from April 2009 to August 2010.  Mr. Filippin is a founding member of the Paso Robles Optimist Club, served as President of the Paso Robles Kiwanis Club and Chairman of the Arroyo Grande Chamber of Commerce.  He holds degrees in Agriculture Business Management from Cal Poly San Luis Obispo and from The Graduate School of Banking at the University of Wisconsin-Madison.

Kristine D. Price (Age 67)

Ms. Price, Executive Vice President and Chief Credit Officer of CWB, joined the Company on July 31, 2014.  Prior to joining the Company, Ms. Price held various executive positions within Western Alliance Bancorporation, a multi-billion dollar bank holding company.  From May 2006 through July 2014, Ms. Price served in the following capacities:  Executive Vice President and Chief Credit Officer of Torrey Pines Bank; Executive Vice President and Chief Credit Officer for Western Alliance Bancorporation’s subsidiary, Bank of Nevada; Senior Vice President and Senior Credit Officer of Western Alliance Bancorporation; and, Executive Vice President and Senior Credit Administrator of Torrey Pines Bank.  From 2010 through 2013, she was director on the National Board for the Risk Management Association (RMA) and a member of that board’s Community Bank Council.  She received her undergraduate degree in Economics from San Diego State University and is a graduate of the Pacific Coast Banking School.  Ms. Price retired effective March 29, 2018.

Susan C. Thompson (Age 55)

Ms. Thompson, Executive Vice President and Chief Financial Officer of CWBC and CWB, has been with the Company since June 10, 2013.  Ms. Thompson previously served as Senior Vice President and Controller/Principal Accounting Officer at Western Alliance Bancorporation and prior to that as Senior Vice President and Controller of Pacific Capital Bancorporation.  Ms. Thompson is an alumni of the public accounting firm of Deloitte specializing in their financial services practice.  Ms. Thompson is a certified public accountant and a member of the Financial Managers Society.  Ms. Thompson is a graduate of Pacific Coast Banking School and holds a Bachelor of Science degree in accounting from the University of Utah.

Specific Experience, Qualifications, Attributes and Skills of Directors

The Nominating and Corporate Governance Committee (NCGC) has reviewed with the Board the specific experience, qualifications, attributes and skills of each Director, including each nominee for election as a Director at the Meeting.  The NCGC has concluded that each Director has the appropriate skills and characteristics required of Board membership, and each possesses an in-depth knowledge of the Company’s business and strategy.  The NCGC further believes that our Board is composed of well-qualified and well-respected Directors who are prominent in business, finance and the local community. The experience and key competencies of each Director, as reviewed and considered by the NCGC, are set forth below.

Robert H. Bartlein.  As President of Bartlein & Company, Inc., Mr. Bartlein has substantial real estate experience with broad business exposure.  He is knowledgeable in real estate transactions, real estate law, credit analysis, accounting, income tax law and finance.  Mr. Bartlein is particularly familiar with the Central Coast real estate market and is active in the community.  He is a founder and has served on the Bank Board since its inception.

Jean W. Blois.  Mrs. Blois has experience starting and operating her own business in Goleta.  She has served for numerous years on the Goleta City Council, including two terms as that city’s Mayor, and has substantial community involvement.  Mrs. Blois is a founder and has served on the Bank Board since its inception.

Dana L. Boutain.  Mrs. Boutain has a broad financial background and serves as managing director of an accounting and consulting firm. Her expertise is in Consulting, Transaction Structuring and Financial Statement Compilations and Reviews, including assisting clients in developing banking relationships and banking transactions. She primarily services clients in construction, manufacturing, government providers, oilfield services, transportation and real estate. Mrs. Boutain is active on boards of for-profit and not-for-profit organizations.

Tom L. Dobyns.  Mr. Dobyns has extensive experience in bank management serving in various executive management capacities including as Chief Executive Officer.  Mr. Dobyns consults banks in leadership and executive coaching.  Mr. Dobyns is active on several community-based not-for-profit boards.

John D. Illgen.  As founder and Chief Executive Officer of Illgen Simulation Technologies, Inc., until sold to Northrop Grumman, Mr. Illgen has a national reputation in technology, defense and model simulations, and broad business experience.  He has strong expertise in cyber security modeling and simulation and has chaired sessions at symposiums on this subject.  He continues to be published on technology and is a frequent symposium speaker.  Mr. Illgen is a founder and has served on the Bank Board since its inception.

James W. Lokey.  Mr. Lokey has spent virtually his entire career serving the banking industry, including many years as Chairman and Chief Executive Officer.  He is extremely knowledgeable with the San Luis Obispo business community and banking market.

Shereef Moharram.  Mr. Moharram is an attorney, specializing in real estate and is very active in the local community.  The Company believes Mr. Moharram’s legal and real estate background will be pertinent in numerous Board issues.

William R. Peeples.  Mr. Peeples has substantial experience in finance, including positions as a Chief Financial Officer, and has expertise in capital raising, venture capital, business combinations, real estate and broad business exposure.  As previously noted, Mr. Peeples also served as interim President and Chief Executive Officer of CWBC.  He is active in the local community.  Mr. Peeples is a founder and has served on the Bank Board since its inception.

Martin E. Plourd.  As President, Chief Executive Officer and a Director of the Bank and the Company, and through numerous executive positions Mr. Plourd has held in his banking career, he has a substantial financial services’ background, including management, lending, marketing and bank operations.  This experience enables Mr. Plourd to provide the Company with effective leadership in the conduct of its business and strategic initiatives.  He is active in the community and also has served in executive positions in the banking industry.

Kirk B. Stovesand.  Mr. Stovesand has a broad financial background and serves as a partner of an accounting and consulting firm.  He has a CPA, a CFP and a Masters in taxation.  Mr. Stovesand is active on boards of for-profit and not-for-profit organizations.

Material Litigation Involving Directors and Executive Officers

As of the date of this Proxy Statement, none of the Company’s Directors and/or Executive Officers is involved in any material proceeding as a party that is adverse to the Company or CWB or has a material interest adverse to the Company or CWB.  In addition, none of the Company’s Directors and/or Executive Officers have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the ten year period prior to the date of this Proxy Statement.

Significant Employees

Although the Company and CWB considers each of their employees to be integral to the success of their respective operations in light of their individual contributions to the enterprise, as of the date of this Proxy Statement, neither the Company nor CWB has any “significant employees” within the meaning of Item 401(c) of SEC Regulation S-K.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

Meetings and Committees

The Company’s Board met 14 times (12 regular meetings and two special meetings) during the year ended December 31, 2017, and had the following standing committees of the Company or the Bank that met during the year: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  In addition, the Company’s Directors served on the Board of Directors of CWB, including the various committees established by CWB.  During 2017, none of the Company’s Directors attended less than 75% of the Company’s Board meetings and meetings of committees on which they served.  All Board members attended the 2017 Annual Meeting of Shareholders.

CWBC’s Audit Committee is currently composed of five independent Directors:  Messrs. Stovesand, Illgen, Dobyns, Lokey, and Mrs. Boutain.  This Committee is responsible for review of all internal and external examination reports and selection of the Company’s independent auditors.  The Audit Committee met 12 times during 2017.

CWBC’s Nominating and Corporate Governance Committee is composed of three independent Directors: Messrs. Peeples, Bartlein, and Illgen.  The Committee is responsible for recommendations regarding the Board’s composition and structure and policies and processes regarding overall corporate governance.  The Committee met one time during 2017.

CWB’s Compensation Committee is composed of five independent Directors: Mrs. Blois and Messrs. Bartlein, Dobyns, Illgen and Peeples.  The Committee is responsible for determining executive compensation.  This Committee met two times, including at least once in each six-month period, during 2017.

Board Leadership Structure and Role in Risk Oversight

The position of Chairman of the Board is separate from the position of Chief Executive Officer for each of the Company and CWB.  William R. Peeples, a non-employee independent Director, has been elected as the Chairman of the Company and Robert H. Bartlein, a non-employee independent Director, has been elected as the Chairman of CWB.  Martin E. Plourd is serving as President and Chief Executive Officer of the Company and CWB.  Separating these positions allows the Chief Executive Officer to focus on day-to-day business, while allowing the Chairman of the Boards of each of the Company and CWB to lead the respective Boards in their fundamental role of providing advice to and independent oversight of management.  The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required for those individuals to serve as the Company and Bank Chairman, particularly as the Board’s oversight responsibilities continue to grow.  While the Company’s bylaws and corporate governance guidelines do not require that the Company’s Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions and having independent outside Directors serve as the Chairman of each of the Company and CWB is the appropriate leadership structure for the Company at this time and demonstrates the Company’s commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  The Company faces a number of risks, including economic risks, environmental and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. The Company’s Chairman and CWB’s Chairman meet regularly with the President and Chief Executive Officer and other senior officers to discuss strategy and risks facing the Company.  Senior management is available to address any questions or concerns raised by the Board on risk management and any other matters.  Periodically, the Board of Directors receives presentations from senior management on strategic matters involving the Company’s operations.  The Board holds strategic planning sessions with senior management to discuss strategies, key challenges and risks and opportunities for the Company.

While the Board is ultimately responsible for risk oversight at the Company, the Board’s various standing committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management.  Risk assessment reports are regularly provided by management to the Audit Committee.  The Compensation Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from compensation policies and programs.  The Nominating and Corporate Governance Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our Directors and executive officers and corporate governance.

Shareholder Communication with Directors

Shareholders may communicate directly with the Board by writing to:

William R. Peeples, Chairman of the Board of Directors
Community West Bancshares
445 Pine Avenue
Goleta, CA 93117-3709

Audit Committee Report

The Report of the Audit Committee of the Board will not be deemed filed under the Securities Act of 1933, as amended (Securities Act) or under the Exchange Act.

The Board maintains a separately designated standing Audit Committee within the meaning of Section 3(a)(58) of the Exchange Act.  The Audit Committee currently comprised of five of the Company’s Directors, each of whom meet the independence and experience requirements of the NASDAQ Listing Rules and Rule 10A-3(b)(1) of the Exchange Act.  The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.  The Audit Committee operates under a written Charter, which is assessed annually for adequacy.  The Audit Committee Charter was last ratified on October 5, 2017.  A copy of the Charter, as amended, is included as Appendix A to the Company’s 2016 Proxy Statement, as filed with the SEC on April 11, 2016.

Based on the attributes, education and experience requirements under the NASDAQ Listing Rules, the requirements set forth in section 407 of the Sarbanes-Oxley Act of 2002 and associated regulations, the Board has identified Kirk B. Stovesand as an “Audit Committee Financial Expert” as defined under Item 407 (d) (5) of Regulation S-K, and has determined him to be independent.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee:

•	Reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2017; and

•	Obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The Company’s 2017 independent auditor, RSM US LLP (RSM), was responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States.  In fulfilling its oversight responsibilities, the Audit Committee:

•
Discussed with RSM the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T; and

•
Received and discussed with RSM the written disclosures and the letter from RSM required by applicable requirements of PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and reviewed and discussed with RSM whether the rendering of the non-audit services provided by them to the Company during fiscal 2017 was compatible with their independence.

In addition, the Company received a letter from RSM to the effect that RSM’s audit of the Company was subject to its quality control system for the United States accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of RSM personnel working on the audit and the availability of national office consultation.

In performing its functions, the Audit Committee acts only in an oversight capacity.  It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls.  Further, it is not the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

Based upon the reviews and discussions described above, and the report of RSM, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

THE AUDIT COMMITTEE

Kirk B. Stovesand, Chairman
Dana L. Boutain
Tom L. Dobyns
John D. Illgen
James W. Lokey
Dated: February 22, 2018

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee (NCGC) was established in February 2004 and the committee charter (Charter) is annually assessed and was last ratified on February 22, 2018.  A copy of the Charter is included as Appendix B to the Company’s 2016 Proxy Statement, as filed with the SEC on April 11, 2016.  The NCGC, consisting of three independent Directors, makes recommendations to the Board regarding the Board’s composition and structure, nominations for elections of Directors and policies and processes regarding principles of corporate governance to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders.  The NCGC reviews the qualifications of, and recommends to the Board, candidates as additions, or to fill Board vacancies, if any were to occur during the year.

The NCGC will consider, as part of its nomination process, any Director candidate recommended by a shareholder of the Company who follows the procedures in this Proxy Statement shown under the heading “2019 Shareholder Proposals” set forth below.  The NCGC will follow the processes in the Charter when identifying and evaluating overall Board composition and individual nominees to the Board.

Additional information regarding (i) the NCGC’s policy with regard to the consideration of any Director candidates recommended by security holders and related procedures to be followed by security holders in submitting such recommendations, (ii) minimum qualifications of Director candidates, and (iii) the NCGC’s process for identifying and evaluating nominees for Directors, is incorporated herein by reference to the Charter.

The NCGC determines the required selection criteria and qualifications of Director nominees based upon the Company’s needs at the time nominees are considered.  In general, Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders.  In addition to the foregoing considerations, the NCGC will consider criteria such as strength of character and leadership skills; general business acumen and experience; broad knowledge of the industry; number of other board seats; and, willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the Board.  The NCGC considers these same criteria for candidates regardless of whether the candidate was identified by the NCGC, by shareholders, or any other source.

The goal of the NCGC is to seek to achieve a balance of knowledge and experience on the Company’s Board.  To this end, the NCGC seeks nominees with the highest professional and personal ethics and values, an understanding of the Company’s business and industry, diversity of business experience, expertise and backgrounds, a high level of education, broad-based business acumen and the ability to think strategically.  The composition of the current Board reflects diversity in business and professional experience, skills, and gender.  The NCGC reviews the effectiveness of the Charter in achieving the goals of the NCGC as stated therein annually.

Compensation Committee

The Compensation Committee (CC) assists the Board by reviewing and approving the Company’s overall compensation and benefit programs and administering the compensation of the Company’s executive and senior officers.  The CC is comprised of four of the Company’s Directors, each of whom meet the current independence and experience requirements of the applicable provision of the NASDAQ Listing Rules and requirements of the SEC.  At the February 2017 meeting, the CC utilized the services of outside compensation consultants Equias Alliance and Blanchard Consulting Group to educate the CC on best practices and trends in executive and director compensation.  The CC operates under a written charter that is assessed annually for adequacy.  The CC’s charter was last amended on February 22, 2018.  A copy of the Charter is included as Appendix A to this Proxy Statement.

The CC’s policies and underlying philosophy governing the Bank’s executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following: (i) maintain a compensation program that is equitable in a competitive marketplace; (ii) provide opportunities that integrate pay with the Bank's annual and long‐term performance; (iii) encourage achievement of strategic objectives and creation of shareholder value; (iv) recognize and reward individual initiative and achievements; (v) maintain an appropriate balance between base salary and incentive compensation; and, (vi) allow the Bank to attract, retain, and motivate talented executives.

The CC is responsible for and is authorized to:

1.
Annually review and determine (i) the annual compensation, including salary, bonus, incentive and other compensation of the chief executive officer, (ii) approve corporate goals and objectives relevant to compensation of the chief executive officer, and (iii) evaluate performance in light of these goals and objectives, approve compensation in accordance therewith and provide a report thereon to the Board.

2.	Annually review the amounts and terms of base salary, incentive compensation and all other forms of compensation for the Company’s executive officers, and report the CC’s findings to the Board.

3.
Assess bank compensation programs including bonus and incentive plans for risk that may materially affect the long‐term viability of the Bank.  Risk management practices should include an assessment of the internal control environment surrounding the compensation programs, ensure the review and approval process is evident and the documentation is adequate to support the results and contains appropriate clawback provisions.

i.	This annual risk assessment will be conducted by the Chief Risk Officer who will then provide documentation supporting his/her recommendations to the CC.

4.
Review executive officer compensation in reference to Section 162(m) of the Internal Revenue Code, as it may be amended from time to time, and any other applicable laws, rules and regulations.  This review may be conducted by external compensation consultants as deemed appropriate by the CC.

5.
Annually review and make recommendations to the Board with respect to incentive based compensation plans and equity based plans.  Establish criteria for the terms of awards granted to participants under such plans.  Grant awards in accordance with such criteria and exercise all authority granted to the CC under such plans, or by the Board in connection with such plans.

6.	Recommend to the Board the compensation for directors (including retainer, CC and CC chair fees, stock options and other similar items, as appropriate).

7.	Establish and approve policy on employment agreements, severance arrangements and change in control agreements and provisions, as well as any special supplemental benefits.

8.	Conduct an annual review of the CC’s performance, periodically assess the adequacy of its charter and recommend changes to the Board as needed.

9.
Retain, at the expense of the Bank, compensation consultants, outside counsel and other advisors as the CC may deem appropriate in its sole discretion. The CC shall have sole authority to approve related fees and retention terms.

10.
Perform any other activities consistent with this Charter, the Company’s By‐laws and governing law as the CC or the Board deem appropriate. Delegate responsibility to subcommittees of the CC as necessary or appropriate.  Regularly report to the Board on the CC’s activities.

The Board believes that the Company’s compensation policies and procedures, which are reviewed and approved by the CC, are reasonably effective in aligning the compensation of the Company’s Named Executive Officers with the Company’s short-term goals and long-term success and that such compensation and incentives are designed to attract, retain and motivate the Company’s key executives who are directly responsible for the Company’s continued success.  The Board believes that the Company’s compensation policies and practices do not threaten the value of the Company or the investments of its shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on the Company.  The Board further believes that the Company’s culture focuses executives on sound risk management and appropriately rewards executives for performance.  The Board further believes that the Company’s compensation policies and procedures are reasonable in comparison both to the Company’s peer bank holding companies and to the Company’s performance during the 2017 fiscal year.

Shareholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of the Company’s Named Executive Officers in the section captioned “EXECUTIVE COMPENSATION.”

At the Company’s 2013 Annual Meeting of Shareholders held on May 23, 2013, it was approved by shareholder vote that this Proposal with respect to an advisory vote on Executive Officer compensation be submitted in the Proxy Statement for shareholder vote every three years.  This was last submitted to a shareholder advisory vote at the Company’s 2016 Annual Meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2017 and 2016, the compensation information for Martin E. Plourd, President and Chief Executive Officer of CWBC and CWB, and for the two other most highly compensated executive officers who earned at least $100,000 in 2017 (collectively, the Named Executive Officers).

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (2)	Total
Martin E. Plourd,	2017	$350,000	$200,000	-	$42,377	-	-	$59,093	$651,470
President and Chief Executive Officer, CWBC and CWB	2016	350,000	150,801	-	72,945	-	-	57,383	631,129
Maureen C. Clark,	2017	224,168	70,000	-	-	-	-	34,902	329,070
Executive Vice President Chief Operating Officer and Chief Information Officer, CWB	2016	55,848	11,000	-	62,569	-	-	10,242	139,659
Kristine D. Price,	2017	243,343	70,000	-	-	-	-	40,465	353,808
Executive Vice President and Chief Credit Officer, CWB	2016	233,417	75,000	-	29,178	-	-	39,564	377,159

(1)        The dollar value of option awards represents the aggregate grant date fair value of option awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The terms of the 2006 and 2014 Plans are described below in “Stock Option Plans.”  Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model.  See the Company’s Annual Report on Form 10-K, at Note 11 to the Company’s Financial Statements for the year ended December 31, 2017.

(2)        “All Other Compensation” includes the following:

ALL OTHER COMPENSATION
Name	Year	401k Match	Deferred Compensation	Life Insurance Premium	Company Car/Car Allowance	Club Membership
Martin E. Plourd	2017	$8,037	$42,000	$2,349	$2,982	$2,100
	2016	$8,158	$42,000	$2,419	$2,706	$2,100
Maureen C. Clark	2017	$1,724	$26,900	$1,479	$4,800	-
	2016	-	$8,800	$242	$1,200	-
Kristine D. Price	2017	$8,021	$29,200	$3.245	-	-
	2016	$7,002	$28,010	$4,552	-	-

Employment Arrangements and Other Factors Affecting 2017 Compensation

During 2017, the terms of each of Messr. Plourd’s, Ms. Price’s, and Ms. Clark’s employment were governed by written employment agreements with the Company as described below:

Potential Payments upon Retirement, Termination or Change-In-Control

Employment Arrangements for Martin E. Plourd

Mr. Plourd has an employment contract, effective November 2, 2011, with an annual base salary of $350,000 as of January 1, 2017 adjusted to $400,000 as of March 1, 2018, for his service as President and Chief Executive Officer of the Company and the Bank.  The terms of this employment agreement was set to terminate on December 31, 2017, but was automatically renewed under its own terms for an additional 12 months.  The employment agreement automatically renews for successive 12 month periods unless at least three months before the expiration of any preceding term or renewal term, either (a) the Board provides written notice of non-renewal to Mr. Plourd or (b) Mr. Plourd provides written notice of non-renewal to the Bank.  During January of each year during the term of the employment agreement and any renewal term, the Board will review Mr. Plourd’s base salary and will determine, in its sole discretion, whether or not to adjust such salary.  Any such salary adjustment will be effective as of the first day of such calendar year.  Subject to the terms of the Company’s Compensation Policy (which is attached as Exhibit C to Mr. Plourd’s employment agreement), Mr. Plourd will be eligible to receive an annual bonus in an amount, if any, as determined by the Board of Directors in its sole discretion.  For 2017 and 2016, respectively, $200,000 and $150,801 bonus amounts were awarded.  Mr. Plourd is eligible to receive stock option grants to purchase shares of Common Stock as may be determined by the Board of Directors in its sole discretion.  See “Outstanding Equity Awards at Fiscal Year-End” table.  Mr. Plourd was furnished a company car beginning in 2015.  The Company also pays for a business club membership on behalf of Mr. Plourd of $350 per month.

In connection with Mr. Plourd’s employment agreement, the Company and Mr. Plourd have also entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Plourd in the event he is made a party to or threatened to be made a party to, or otherwise involved in, any suit or proceeding, whether brought in the name of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which he may be or may have been involved as a party or otherwise (other than as plaintiff against the Company), by reason of the fact that he is or was a director or officer of the Company, or is or was serving as a director, officer, employee or agent of any other enterprise at the request of the Company or by reason of any action taken by him or of any inaction on his part while acting in such capacity.  Any payments made to Mr. Plourd pursuant to the indemnification agreement are subject to and conditioned upon compliance with any and all Federal and State and all benefits and privileges to which he is otherwise entitled by law or pursuant to the Bylaws of the Company.

In addition, Mr. Plourd has a deferred compensation account established and maintained at CWB for his benefit.  To this account, the Company credited $100,000 on December 31, 2011.  In addition, 1% per month of his annual salary will also be credited to this account during the term of Mr. Plourd’s employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB three-year certificate of deposit rate on an annualized basis.  No funds in this account will vest prior to the date Mr. Plourd attains age 65, and normal payments will not commence until such time as Mr. Plourd attains age 66, whether or not he is employed by the Company.  In the event of a change of control before Mr. Plourd attains age 65, the total amount credited to this account will become fully vested.

Mr. Plourd also has a Salary Continuation Agreement, effective as of December 30, 2013.  Upon separation from service after normal retirement age, he will receive $1,500,000 in $100,000 payments over a 15-year period commencing the month following his separation from service.  No funds in this account will vest prior to the date Mr. Plourd attains age 65.  If early involuntary termination occurs, he will be paid 100% of the accrued benefit in one lump sum.  Also, in the event of disability prior to normal retirement age, he will be paid 100% of the accrued benefit in lieu of any other benefit hereunder, paid in 180 equal monthly installments.  At December 31, 2017 his accrued unvested benefit was $394,000.  If a change of control occurs, followed within 24 months by separation of service prior to normal retirement age, Mr. Plourd will receive within 30 days a lump-sum benefit of $1,130,357 and any gross-up required, in lieu of any other benefit thereunder.  In the event of death prior to or subsequent to commencement of benefit payments, there are provisions relating to payments to designated beneficiaries.

Assuming a separation from service occurred on December 31, 2017 following a change of control, the Company estimates that aggregate compensation due to Mr. Plourd in such event, approximately $2.0 million, would result in an “excess parachute payment” of approximately $0.6 million under Internal Revenue Code Section 280G and that such “excess parachute payment” would be subject to a 20% excise tax.  Under the terms of Mr. Plourd’s Salary Continuation Agreement, the Company has agreed to pay Mr. Plourd a “gross up payment” equal to the amount of this excise tax.  As of December 31, 2017, the Company’s potential “gross-up payment” was estimated to be $127,000.

Mr. Plourd’s employment agreement specifies that, in the event of termination without cause or on non-renewal, he would continue to receive salary and benefits plus deferred compensation for a period of three months following the Bank’s written notice of Mr. Plourd’s termination or non-renewal, and one year’s base salary.  The contract continues Mr. Plourd’s health insurance, dental insurance, short-term disability insurance and life insurance for 18 months.  Also, the contract contains a change of control (as defined) clause whereby, if he is terminated within one year following such event, he would be entitled to base salary and benefits for a period of one year.

Employment Arrangements for Maureen C. Clark

Ms. Clark has an employment contract, effective September 26, 2016.  Beginning March 1, 2017, Ms. Clark’s annual base salary was $222,500.  Beginning August 1, 2017 Ms. Clarks’ annual base salary was $225,000 adjusted to $232,000 as of March 1, 2018.  In addition, she has a deferred compensation account established and maintained at CWB for her benefit.  To this account, the Company will credit 1% per month of her annual salary during the term of her employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB three-year certificate of deposit rate.  No funds in this account will vest prior to the date Ms. Clark attains age 65, and normal payments will not commence until such time as Ms. Clark attains age 66, whether or not she is employed by the Company.  In the event of a change of control, she will vest 100% of the account balance.

Ms. Clark’s contract specifies that, in the event of termination without cause, she would continue to receive salary and benefits plus deferred compensation for a period of three months.  Also, the contract contains a change of control (as defined) clause whereby, if she is terminated within one year following such event, she would be entitled to base salary and benefits for a period of one year.  Ms. Clark is also eligible for an annual bonus which is determined by the Board in its sole discretion.  For 2017 and 2016, respectively, $11,000 and $70,000 bonus amounts were awarded.

Employment Arrangements for Kristine D. Price

Ms. Price has an employment contract, effective July 31, 2014.  Beginning March 1, 2017, Ms. Price’s annual base salary was $245,000.  In addition, she has a deferred compensation account established and maintained at CWB for her benefit.  To this account, the Company credited $50,000 on September 1, 2014.  In addition, 1% per month of her annual salary will be credited during the term of her employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB three-year certificate of deposit rate.  No funds in this account will vest prior to the date Ms. Price attains age 65, and normal payments will not commence until such time as Ms. Price attains age 66, whether or not she is employed by the Company.  In the event of a change of control, she will vest 100% of the account balance.

Ms. Price’s contract specifies that, in the event of termination without cause, she would continue to receive salary and benefits plus deferred compensation for a period of three months.  Also, the contract contains a change of control (as defined) clause whereby, if she is terminated within one year following such event, she would be entitled to base salary and benefits for a period of one year.  Ms. Price is also eligible for an annual bonus which is determined by the Board in its sole discretion.  For 2017 and 2016, respectively, $70,000 and $75,000 bonus amounts were awarded.

Ms. Price retired as the bank’s Executive Vice President and Chief Credit Officer effective March 29, 2018.

Stock Option Plans

The 2006 Stock Option Plan

On March 23, 2006, the Company’s Board adopted the 2006 Stock Option Plan (2006 Plan) and it was subsequently approved by the shareholders at the 2006 Annual Meeting of Shareholders.  The 2006 Plan expired on March 23, 2016.  At December 31, 2017, the number of shares to be issued upon exercise of outstanding options granted pursuant to the 2006 Plan was 184,425 shares.

The 2014 Stock Option Plan

On March 27, 2014, the Company’s Board adopted the 2014 Stock Option Plan (2014 Plan) and it was subsequently approved by the shareholders at the 2014 Annual Meeting of Shareholders.  The 2014 Plan provides for the issuance of up to 750,000 shares of the Company’s Common Stock to Directors, officers and key employees of the Company and CWB.  At December 31, 2017, the number of shares to be issued upon exercise of outstanding options granted pursuant to the 2014 Plan was 459,400 shares, and the number of shares of Common Stock remaining available for future issuance under the 2014 Plan was 258,000 shares.  See the tables below entitled “Outstanding Equity Awards at Fiscal Year-End” and “Director Compensation Table” for more information regarding options outstanding as of December 31, 2017.

Eligibility.  Full-time employees, officers and Board members of the Company and subsidiaries, including CWB, are eligible to receive awards under the 2014 Plan at the discretion of the Board.

Plan Term.  The 2014 Plan’s term commenced on May 22, 2014 and will terminate on May 22, 2024 (subject to early termination is described herein).

Administration.  The 2014 Plan is administered by the Board, serving as the “Stock Option Committee”, one or more of whom may also be executive officers and therefore may not be deemed to be “independent,” as that term is defined in the listing standards of the NASDAQ Stock Market, LLC.  Members of the Board receive no additional compensation for their administration of the Plans.  Each Director will abstain from approving the grant of any options to themselves.  Options may be granted only to Directors, officers and key employees of the Company and any subsidiary, including CWB.  Subject to the express provisions of the 2014 Plan, the Board is authorized to construe and interpret the 2014 Plan, and make all the determinations necessary or advisable for administration of the 2014 Plan.  The full text of the 2014 Plan is available as Appendix A to the Company’s Amendment No. 1 to Schedule 14A filed with the SEC on May 5, 2014.

Incentive and Non-Qualified Stock Options.  The 2014 Plan provides for the grant of both incentive stock options and non-qualified options.  Incentive stock options are available only to persons who are employees of the Company, and are subject to limitations imposed by applicable sections of the Internal Revenue Code, as amended, including a $100,000 limit on the aggregate fair market value (determined on the date the options are granted) of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the 2014 Plan and all other “incentive stock option” plans of the Company).  Any options granted under the 2014 Plan which do not meet the limitations for incentive stock options, or which are otherwise not deemed to be incentive stock options, are deemed “non-qualified.”

Amendment and Termination of the 2014 Plan.  The 2014 Plan, and all stock options previously granted under the 2014 Plan, will terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization, or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options theretofore granted will become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate, unless provision is made for the assumption or substitution thereof.  As a result of these acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.  The Board may at any time suspend, amend or terminate the 2014 Plan, and may, with the consent of the respective optionee, make such modifications to the terms and conditions of outstanding options as it may deem advisable.  Certain amendments to the 2014 Plan may also require shareholder approval if such amendment or modification would: (a) materially increase the number of shares of Common Stock which may be issued under the 2014 Plan; (b) materially increase the number of shares of Common Stock which may be issued at any time under the 2014 Plan to all Directors who are not also officers or key employees of the Company; (c) materially modify the requirements as to eligibility for participation in the 2014 Plan; (d) increase or decrease the exercise price of any option granted under the 2014 Plan; (e) increase the maximum term of options provided for in the 2014 Plan; (f) permit options to be granted to any person who is not an eligible participant; or (g) change any provision of the 2014 Plan which would affect the qualification as an incentive stock option under the 2014 Plan.  The amendment, suspension or termination of the 2014 Plan will not, without the consent of the optionee, alter or impair any rights or obligations under any outstanding option under the 2014 Plan.

Adjustments Upon Changes in Capitalization.  The total number of shares covered by the 2014 Plan and the price, kind and number of shares subject to outstanding options thereunder, will be appropriately and proportionately adjusted if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to CWBC as provided in the 2014 Plan.  Fractional share interests of such adjustments may be accumulated, although no fractional shares of stock will be issued under the 2014 Plan.

Holdings of Outstanding Equity Awards

The following table sets forth certain information, pursuant to SEC rules, regarding stock options outstanding at December 31, 2017 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Maureen C. Clark	4,000	16,000	-	$7.95	10/27/26
Martin E. Plourd	12,000	-	-	$1.95	11/2/21
	20,000	-	-	$3.25	12/13/22
	12,000	8,000	-	$7.31	1/30/24
	10,000	15,000	-	$6.6996	3/26/25
	5,000	20,000	-	$6.86	3/24/26
	-	20,000	-	$10.30	2/22/27
	-	10,000	-	10.99	12/20/2027
Kristine D. Price	12,000	8,000	-	$6.59	8/28/24
	3,000	4,500	-	$6.6996	3/26/25
	2,000	8,000	-	$6.86	3/24/26

(1)	Each option grant generally vests 20% on each anniversary of the grant date. Each stock option expires 10 years after the date the stock option was granted.

Option Exercises and Stock Vested

The following table sets forth information related to the value received by each Named Executive Officer during 2017 for stock awards that vested, as well as the value realized upon stock option exercises.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Maureen C. Clark	-	-	-	-
Martin E. Plourd	-	-	-	-
Kristine D. Price	-	-	-	-

Pension Benefits

Excluding any tax-qualified contribution plan and any nonqualified defined contribution plan, none of the Named Executive Officers or any other key officers participate in any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Treatment of Outstanding Stock Options upon Retirement, Termination or Change of Control

Termination of Employment or Affiliation.  Under the terms of the 2006 and 2014 Plans (Plans), in the event an optionee ceases to be affiliated with the Company or a subsidiary for any reason other than disability, death or termination for cause, the stock options granted to such optionee will expire at the earlier of the expiration dates specified for the options, or 90 days after the optionee ceases to be so affiliated.  During such period after cessation of affiliation, the optionee may exercise the option to the extent it was exercisable as of the date of such termination, and thereafter the option expires in its entirety.  If an optionee’s stock option agreement so provides, and if an optionee’s status as an eligible participant is terminated for cause, the options held by such person will expire 30 days after termination, although the Board may, in its sole discretion, within 30 days of such termination, reinstate the option.  If the option is reinstated, the optionee will be permitted to exercise the option only to the extent, for such time, and upon such terms and conditions as if the optionee’s status as an eligible participant had been terminated for a reason other than cause, disability or death, as described above.

Liquidation or Change of Control.  The Plans, and all stock options previously granted under the Plans, terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options heretofore granted become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate unless provision is made for the assumption or substitution thereof.  As a result of the acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.

Profit Sharing and 401(k) Plan

The Company has established a 401(k) plan for the benefit of its employees.  Employees are eligible to participate in the plan beginning the first of the month following the successful completion of 30 days of employment, subject to certain limitations.  Each plan year, the Company will make a Safe Harbor non-elective employer contribution on behalf of eligible participants an amount equal to 3% of such eligible participant’s compensation for such plan year.  The Company’s contributions were determined by the Board and amounted to $277,000 in 2017 and $242,000 in 2016.

Directors’ Compensation

CWB’s non-employee Directors are paid for attendance at CWB Board meetings at the rate of $1,400 ($1,700 for the Chairman) for each regular Board meeting, $350 ($450 for Audit Committee Chairman) each for loan and audit committee meetings, and $250 each for compensation and nominating and governance meetings.  If a Director attends a meeting by videoconferencing, 100% of the fee is received for committee meetings and 50% of the fee is received for Board meetings.  In 2017, no additional discretionary compensation was awarded to the non-employee Directors.  There were no CWBC Director fees paid during 2017.

The following table sets forth the information concerning the compensation paid to each of the Company’s Directors during 2017.  Compensation paid to Martin E. Plourd, Director, President and Chief Executive Officer of CWBC and CWB, is not included in this table because he was an employee during 2017 and, therefore, received no additional compensation for his service as a Director.

DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert H. Bartlein	$38,250	-	$19,431	-	-	-	$57,681
Jean W. Blois	19,300	-	19,431	-	-	-	38,731
John D. Illgen	23,750	-	19,431	-	-	-	43,181
Dana L. Boutain	12,550		19,431				31,981
Tom L. Dobyns	12,800		19,431				32,231
James W. Lokey	36,350	-	19,431	-	-	-	55,781
Shereef Moharram	18,100	-	19,431	-	-	-	37,531
William R. Peeples	22,150	-	19,431	-	-	-	41,581
Kirk B. Stovesand	38,200	-	19,431	-	-	-	57,631

(1) Outstanding stock options held by each non-employee Director at December 31, 2017 are as follows:  Robert H. Bartlein, 15,000; Jean W. Blois, 25,000; Dana L. Boutain, 5,000, Tom L. Dobyns, 5,000, John D. Illgen, 25,000; James W. Lokey, 5,000; Shereef Moharram, 15,000; William R. Peeples, 15,000; Kirk B. Stovesand, 25,000.  Stock options held at December 31, 2017 by Mr. Plourd are included in the table for the Named Executive Officers under the heading entitled “Outstanding Equity Awards at Fiscal Year-End.”

(2) Column represents the aggregate grant date fair value of option awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The terms of the 2006 and 2014 Plans are described above in the section entitled “Stock Option Plans.”  Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model.  See the Company’s Annual Report on Form 10-K, at Note 11 to the Company’s Financial Statements for the year ended December 31, 2017.

Certain Relationships and Related Transactions

Certain Directors and executive officers of the Company, as well as the companies with which such Directors are associated, are customers of and have had banking transactions with CWB in the ordinary course of business.  CWB expects to have such ordinary banking transactions with such persons in the future. In the opinion of CWB management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features.  Although CWB does not have any limits on the aggregate amount it would be willing to lend to Directors and officers as a group, loans to individual Directors and officers must comply with CWB’s internal lending policies and statutory lending limits.

PROPOSAL 2

RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS

The Board of Directors, upon recommendation of its Audit Committee, has ratified the appointment of RSM US LLP (RSM) to serve as its independent auditors for the fiscal year ending December 31, 2018.  Representatives from RSM are expected to be present at the Meeting.  The Company will afford the representatives an opportunity to make a statement, should they desire to do so, and expect that the representatives will be available to respond to appropriate questions.

The Board of Directors is requesting that the Company's shareholders ratify the appointment of RSM as the Company's independent auditors for 2018.  Although ratification is not required by the Company's Bylaws or otherwise, the Board of Directors is submitting the appointment of RSM to the shareholders for ratification because the Board of Directors values the shareholders' views on the Company's independent auditors and as a matter of good corporate practice.  In the event that the shareholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm.  Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent auditor, subject to ratification by the Board of Directors, at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF RSM US LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Audit Fees

During the years ended December 31, 2017 and 2016, respectively, the aggregate fees billed by RSM for the audit of the Company’s consolidated financial statements for such fiscal year and for the review of the Company’s interim financial statements was $215,000 and $216,000.  This amount includes fees related to the fiscal year audit and interim reviews, notwithstanding when the fees were billed or when the services were rendered.  Expenses included were billed from January through December of the fiscal year, notwithstanding when the expenses were incurred.

During the years ended December 31, 2017 and 2016, respectively, the aggregate fees billed by the previous auditor, EY for the audit of the Company’s consolidated financial statements for such fiscal year and for the review of the Company’s interim financial statements was $8,500 and $10,500.  This amount included fees related to the fiscal year audit and interim reviews, notwithstanding when the fees were billed or when the services were rendered.  Expenses included were billed from January through December of the fiscal year, notwithstanding when the expenses were incurred.

Audit-Related Fees

During the year ended December 31, 2017, $35,213 was billed by RSM and $7,000 was billed by EY for audit-related services.  The fees related to a Registration Statement on Form S-8 related to the Company’s Stock Option Plan filed with the SEC.

Tax Fees

During the years ended December 31, 2017 and 2016, the aggregate fees billed by RSM for professional services related to recurring state and federal tax preparation, compliance and consulting were $24,700 and $26,000.

All Other Fees

During the years ended December 31, 2017 and 2016, there were no fees billed by RSM for any other products or services provided that are not otherwise disclosed above.

The Audit Committee of the Company reviewed and discussed with RSM whether the rendering of the non-audit services provided by them to the Company during fiscal 2017 was compatible with their independence.  The Audit Committee pre-approves all audit and permissible non-audit services to be provided by RSM and the estimated fees for these services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent auditor.  These services may include audit, audit-related, tax and other services.  Pre-approval is generally provided for up to one year and is detailed as to a particular service or category of service.  The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with the pre-approval and the fees for services performed to date.  All services performed by RSM for which fees were billed to the Company during the years ended December 31, 2017 and 2016 as disclosed herein were approved by the Audit Committee pursuant to the procedures outlined herein.  All of the services of RSM in auditing the Company’s Financial Statements for the year ended December 31, 2017 were performed by RSM or its full-time, permanent employees.

2019 SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the Proxy Statement for the Company’s 2019 Annual Meeting of Shareholders (2019 Meeting) must be received by the Company at its offices at 445 Pine Avenue, Goleta, California 93117, no later than December 11, 2018.  The proposals must also satisfy the conditions and procedures prescribed by the Company’s Bylaws and by the SEC in Rule 14a-8 for such proposals to be included in the Company’s Proxy Statement for the 2018 Meeting, and must be limited to 500 words.  To be included in the Proxy Statement, the shareholder must be a holder of record or beneficial owner of at least $2,000 in market value or 1% of the Company’s securities entitled to be voted on the proposal, and have held the shares for at least one year and will continue to hold the shares through the date of the 2019 Meeting.  Either the proposer, or a representative qualified under California law to present the proposal on the proposer’s behalf, must attend the meeting to present the proposal.  Shareholders may not submit more than one proposal.

The SEC has in effect a rule governing a company's ability to use discretionary proxy authority with respect to proposals that were not submitted in time to be included in the Proxy Statement (i.e., outside the processes of Rule 14a-8 as described in the preceding paragraph).  As a result, in the event a proposal is not submitted to the Company prior to February 22, 2019, and the proxy materials delivered in connection with the 2019 Meeting contain a statement conferring discretionary authority to the Proxyholders of the Company (similar to the statement set forth in the third paragraph of this Proxy Statement), the proxies solicited by the Board for the 2019 Annual Meeting will confer discretionary authority to the proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is received by the Company after February 22, 2019.

Whether or not you intend to be present at the Meeting, you are urged to return your Proxy promptly.  If you are then present at the Meeting and wish to vote your shares in person, your original Proxy may be revoked by voting at the Meeting.  However, if you are a shareholder whose shares are not registered in your own name, you will need the Proxy obtained from your recordholder to vote personally at the Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder), Directors and persons who own more than ten percent of the Common Stock to file reports of stock ownership and changes in stock ownership with the SEC.  The officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of all reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the last year its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is being delivered to shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, the Company will deliver promptly a separate copy of the Proxy Statement and the Annual Report on Form 10-K to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact Susan C. Thompson, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (805) 692-5821.

PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Proxy Materials described herein and the 2017 Annual Report on Form 10-K, as filed with the SEC, are available upon request to: Susan C. Thompson, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (800) 569-2100, e-mail: sthompson@communitywestbank.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2018

This Proxy Statement, the proxy card, the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and directions to the location of the Annual Meeting, are available on the Company's website at www.communitywest.com.

By Order of the Board of Directors,

COMMUNITY WEST BANCSHARES

William R. Peeples, Chairman of the Board
Dated:  April 9, 2018
Goleta, California

APPENDIX A
Community West Bancshares
COMPENSATION COMMITTEE CHARTER
(February 22, 2018)

Purpose

The primary purpose of the Compensation Committee (Committee) is to aid the Board of Directors (Board) in discharging its responsibilities relating to the compensation of the Company’s executive officers, including the Chief Executive Officer.  The Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs.  The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

Membership

The Committee shall be composed of at least three (3) members of the Board each of whom shall: (a) meet the independence requirements per listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board; and (b) qualify as “nonemployee directors” as defined in Section 16 of the Securities Exchange Act of 1934.

The members of the committee shall be appointed by the Board of Directors.

Structure and Meetings

The Chairperson of the Committee will preside at each meeting of the Committee and in consultation with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The CEO may not be present during voting or deliberations on the CEO’s compensation.

Duties and Responsibilities

The Committee shall have the duties, responsibilities and authority to:

1.
Annually review and determine (i) the annual compensation, including salary, bonus, incentive and other compensation of the chief executive officer, (ii) approve corporate goals and objectives relevant to compensation of the chief executive officer, and (iii) evaluate performance in light of these goals and objectives, approve compensation in accordance therewith and provide a report thereon to the Board.

2.	Annually review the amounts and terms of base salary, incentive compensation and all other forms of compensation for the Company’s executive officers, and report the Committee’s findings to the Board.

3.
Assess bank compensation programs including bonus and incentive plans as well as the Compensation Committee Charter for risk that may materially affect the long‐ term viability of the Bank.  Risk management practices should include an assessment of the internal control environment surrounding the compensation programs, ensure the review and approval process is evident and the documentation is adequate to support the results and contains appropriate clawback provisions.

i.	This annual risk assessment will be conducted by the Chief Risk Officer who will then provide documentation supporting his/her recommendations to the committee.

4.
Review executive officer compensation in reference to Section 162(m) of the Internal Revenue Code, as it may be amended from time to time, and any other applicable laws, rules and regulations.  This review may be conducted by external compensation consultants as deemed appropriate by the committee.

5.
Annually review and make recommendations to the Board with respect to incentive based compensation plans and equity based plans.  Establish criteria for the terms of awards granted to participants under such plans.  Grant awards in accordance with such criteria and exercise all authority granted to the Committee under such plans, or by the Board in connection with such plans.

6.	Recommend to the Board the compensation for directors (including retainer, committee and committee chair fees, stock options and other similar items, as appropriate).

7.	Establish and approve policy on employment agreements, severance arrangements and change in control agreements and provisions, as well as any special supplemental benefits.

8.	Conduct an annual review of the Compensation Committee’s performance, periodically assess the adequacy of its charter and recommend changes to the Board as needed.

9.
Retain, at the expense of the Bank, compensation consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

10.
Perform any other activities consistent with this Charter, the Company’s By‐laws and governing law as the Committee or the Board deem appropriate.  Delegate responsibility to subcommittees of the Committee as necessary or appropriate.  Regularly report to the Board on the Committee’s activities.

COMPENSATION PHILOSOPHY

The policies and underlying philosophy governing the Bank’s executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following:

•	Maintain a compensation program that is equitable in a competitive marketplace.

•	Provide opportunities that integrate pay with the Bank's annual and long‐term performance.

•	Encourage achievement of strategic objectives and creation of shareholder value.

•	Recognize and reward individual initiative and achievements.

•	Maintain an appropriate balance between base salary and incentive compensation.

•	Allow the Bank to attract, retain, and motivate talented executives.

The Compensation Committee seeks to target executive compensation at levels that the Compensation Committee believes to be consistent with others in the banking industry. Bank Compensation Surveys, including but not limited to, the California Bankers Association Compensation and Benefits Survey as well as independent Executive Compensation Consultants survey data will be utilized on an annual basis to determine current trends in the market. In general, the Bank will pay base salaries to the executive officers that are on average, at the 50th percentile of other comparable banks in the regional market. If an executive is experienced; high performing; or brings a specific knowledge base to the organization, the Bank may compensate the executive at the upper quartile (75th percentile) of market. In addition to base salary, the following will be considered part of the compensation package for the executive officers.

•
Annual Incentives: Executive officers are eligible to participate in a cash‐based annual incentive plan as approved by the Board. The annual incentive plan will provide competitive cash incentives at the 50th percentile of market when target performance goals are achieved. When target performance goals are exceeded, the plan will provide additional payout levels that move total cash compensation to the 75th percentile of market.

•
Long‐Term Incentives: Executive officers are eligible to participate in long‐term incentive plans as approved by the Board. The long‐term incentive plans will utilize incentive stock options or restricted stock to reward executives for the long‐term performance of the Bank. The value of any long‐term incentive grants are designed to move total compensation for the Executive officers to the 50th percentile of market when performance expectations are met and to the 75th percentile of market when performance expectations are exceeded.

•
Executive Benefits: Executive officers are eligible to participate in all welfare and benefit programs offered to employees. In addition, executives are eligible for non‐qualified deferred compensation, bank provided automobile or automobile reimbursement, club memberships and any other executive perquisite as approved by the Board.

COMMUNITY WEST BANCSHARES
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 24, 2018
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jonathan Apilado and James Gray, or any of them, agents and proxy of the undersigned, each with full power of substitution, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Community West Bancshares to be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California on Thursday, May 24, 2018, at 6:30 P.M., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote, as follows:

1. Election of Directors.  To elect the following ten persons to the Board of Directors of the Company to serve until the 2019 Annual Meeting of Shareholders and until their successors are elected and have qualified:

☐ AUTHORITY GIVEN (except as noted below)	☐ WITHHOLD AUTHORITY

Robert H. Bartlein - Jean W. Blois - Dana L. Boutain - Tom L. Dobyns - John D. Illgen
James W. Lokey - Shereef Moharram - William R. Peeples - Martin E. Plourd - Kirk B. Stovesand

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL, OF THE NOMINEES NAMED ABOVE, YOU SHOULD CHECK THE BOX "AUTHORITY GIVEN" AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW

2. Ratification of the Selection of RSM US LLP as the Company's Independent Auditors.  To ratify the selection of RSM as the Company's independent auditors for the fiscal year ending December 31, 2018.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Other business.  To transact such other business as may properly come before the Meeting and any adjournment thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2018

This proxy statement, the proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and directions to the location of the Annual Meeting, are available to you on the Company's website at www.communitywest.com.

PLEASE SIGN AND DATE THE OTHER SIDE

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE ACCOMPANYING PROXY STATEMENT.

THIS PROXY WILL BE VOTED AS SPECIFIED OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED AUTHORITY GIVEN TO ELECT THE TEN NOMINEES AND FOR PROPOSALS 2 and 3 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.  (Please sign exactly as name appears.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.)

Dated:	,2018

(Signature)

(Signature, if held jointly)

I do ☐   do not ☐  expect to attend the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.